Exhibit 99.1

Insmed Announces Redemption of all $225 Million of Outstanding 1.75% Convertible Senior Notes Due 2025

BRIDGEWATER, N.J., June 27, 2024/PRNewswire/ -- Insmed Incorporated (Nasdaq: INSM), a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases, today announced that it has called all $225 million aggregate principal amount of its outstanding 1.75% Convertible Senior Notes Due 2025 (the “Notes”) (CUSIP No. 457669AA7) for redemption on August 9, 2024 (the “Redemption Date”). Insmed is redeeming the Notes as permitted under Section 11.03 of the indenture governing the Notes (the “Indenture”).

Redemption Process

The redemption price will be payable on the Redemption Date in cash and equal to 100% of the principal amount of the Notes outstanding on the Redemption Date, plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date (the “Redemption Price”). For each $1,000 principal amount of Notes, the Redemption Price will be equal to approximately $1,001.17. Unless Insmed defaults in making the payment of the Redemption Price, interest on the Notes will cease to accrue on and after the Redemption Date.

For all Notes surrendered in book-entry form, payment of the Redemption Price will be made through the facilities of the Depository Trust Company (“DTC”), and all redeemed Notes in book-entry form will be surrendered for payment of the Redemption Price in accordance with the applicable rules and procedures of DTC. The paying agent is Computershare Trust Company, N.A. and the address of the paying agent for delivery of any Notes in certificated form is Corporate Trust Operations, 1505 Energy Park Drive, St. Paul, MN 55108.

Right to Convert the Notes

Holders of the Notes may surrender their Notes (or any portion thereof having a principal amount that is an integral multiple of $1,000) for conversion at any time prior to 5:00 p.m. (New York City time) on August 8, 2024 or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Redemption Price is paid. To convert any Note, the holder must comply with the applicable rules and procedures of DTC. The Company has elected to settle any conversions of Notes in shares of common stock in accordance with the Indenture. As of June 27, 2024, the conversion rate of the Notes is 25.5384 shares of common stock of the Company per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $39.16 per share of common stock. Based on this conversion rate, an aggregate of up to 5,746,140 shares of common stock will be issued if all of the Notes are converted.

This press release shall not constitute a notice of redemption or convertibility of the Notes. This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Notes or as contained in this press release.

About Insmed

Insmed Incorporated is a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Insmed’s first commercial product is a first-in-disease therapy approved in the United States, Europe, and Japan to treat a chronic, debilitating lung disease. The Company is progressing a robust pipeline of investigational therapies targeting areas of serious unmet need, including neutrophil-mediated inflammatory diseases and rare pulmonary disorders. Insmed is also advancing an early-stage research engine encompassing a wide range of technologies and modalities, including artificial intelligence-driven protein engineering, gene therapy, and protein manufacturing. Insmed is headquartered in Bridgewater, New Jersey, with additional offices and research locations throughout the United States, Europe, and Japan.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company’s forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Company filings with the Securities and Exchange Commission (SEC).

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Investors:

Bryan Dunn
Executive Director, Investor Relations
Insmed
(646) 812-4030
bryan.dunn@insmed.com

Eleanor Barisser
Associate Director, Investor Relations
Insmed
(718) 594-5332
eleanor.barisser@insmed.com

Media:

Mandy Fahey
Executive Director, Corporate Communications
Insmed
(732) 718-3621
amanda.fahey@insmed.com